FOR IMMEDIATE RELEASE            For more information contact:

November 19, 2020                    Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Semi-Annual Dividend

TERRE HAUTE, INDIANA - The directors of First Financial Corporation (NASDAQ: THFF) have declared a semi-annual dividend of 53 cents per share payable on January 15, 2021, to shareholders of record at the close of business January 8, 2021. Today’s declaration brings the total dividend declared in 2020 to $1.05 per share.
First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana, Illinois, Kentucky, and Tennessee, and The Morris Plan Company of Terre Haute.